UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2015

RUBICON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33834	36-4419301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 East Green Street Bensenville, Illinois	60106
(Address of principal executive offices)	(Zip Code)

(847) 295-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, Hany Tamim was appointed by the Board of Directors as the Chief Operating Officer of Rubicon Technology, Inc. (the “Company”) and of our wholly-owned subsidiary, Rubicon Sapphire Technology (Malaysia) Sdn. Bhd. The Company expects to enter into an employment agreement with Mr. Tamim, whose biographical information is provided below.

Mr. Tamim, age 49, has worked as a director and a consultant in the manufacturing industry for 24 years. He served as the Managing Director and Principal Consultant for Tamim Asia Consultants from 2014 until September 2015, where he provided consulting services and business and operational management. From 2009 to 2014, Mr. Tamim served as the Senior Corporate Director, Global Cost Management for Sun Edison Inc./MEMC Electronic Materials Inc., where he was responsible for the cost management and operational efficiency for nine manufacturing plants in the United States, Europe and Asia. Mr. Tamim holds an M.S. in Engineering and a B.S. in Mechanical Engineering, both from the University of North Carolina.

The Company’s press release announcing Mr. Tamim’s appointment is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 16, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUBICON TECHNOLOGY, INC.

Dated: October 16, 2015	By:	/s/ Mardel A. Graffy
	Name:	Mardel A. Graffy
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 16, 2015.

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